Exhibit 10.1

AMENDMENT TO EXCHANGE AGREEMENT

THIS AMENDMENT TO EXCHANGE AGREEMENT (this “Amendment”) is entered into as of June 6, 2012, by and among Interactive Brokers Group, Inc., a Delaware corporation (“IBGI”), IBG Holdings LLC, a Delaware limited liability company (“IBG Holdings”), and IBG LLC, a Connecticut limited liability company (formerly known as Interactive Brokers Group LLC, “IBG LLC”).

WHEREAS, the parties hereto are party to that certain Exchange Agreement, dated as of May 3, 2007 (the “Exchange Agreement”), by and among IBGI, IBG Holdings, IBG LLC and the members of IBG LLC party thereto (the “IBG LLC Members”);

WHEREAS, pursuant to that certain Affirmation, dated May 15, 2012, executed by IBG Holdings and countersigned by IBGI and IBG LLC, IBG Holdings waived all of its rights to request of IBGI any form of consideration in connection with a redemption request of IBGI under Article IV of the Exchange Agreement, other than IBGI common stock in exchange for its shares of IBG LLC;

WHEREAS, the parties hereto, constituting each of the parties necessary to amend the Exchange Agreement, desire to amend the Exchange Agreement pursuant to Section 6.4 of the Exchange Agreement and as set forth herein; and

WHEREAS, IBGI, IBG Holdings and IBG LLC are duly authorized to enter into this Amendment on the terms and subject to the conditions set forth herein.

NOW, THEREFORE, in consideration of the premises and of the mutual representations, warranties and covenants contained herein, and intending to be legally bound, the parties hereto agree as follows:

1.1 Definitions. Capitalized terms used herein but not otherwise defined herein shall have the meanings ascribed thereto in the Exchange Agreement.

1.2 Amendments.

(a) Section 4.1(b)(iii) of the Exchange Agreement is hereby amended by deleting the following words in the first sentence of such Section: “unless otherwise determined by IBGI, IBG LLC and IBG Holdings that the redemption of IBG Holdings Shares will be funded as provided in Section 4.3(c),”.

(b) Section 4.2(b)(iii) of the Exchange Agreement is hereby amended by deleting the following words in the first sentence of such Section: “unless otherwise determined by IBGI, IBG LLC and IBG Holdings that the redemption of IBG Holdings Shares will be funded as provided in Section 4.3(c),”.

(c) Section 4.3(a) of the Exchange Agreement is hereby amended and restated in its entirety to read as follows:

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“(a)   Public Offerings of Shares of Common Stock. Notwithstanding anything to the contrary set forth herein, (i) IBGI shall not be obligated to effect any purchase of IBG LLC Shares unless and until IBGI has consummated a Public Offering of a number of shares of Common Stock (adjusted per Section 5.1) approximately equal to the aggregate number of IBG Holdings Shares specified in Redemption Requests or a Mandatory Redemption Notice, as applicable, and (ii) IBG Holdings shall not be obligated to effect any redemption of IBG Holdings Shares unless and until IBG Holdings has received from IBGI the cash consideration for the purchase of the applicable IBG LLC Shares. IBGI’s commercially reasonable efforts to consummate a Public Offering shall include without limitation providing, and causing its subsidiaries to provide, necessary and appropriate road show support for such Public Offering.”

(d) Section 4.3(c) of the Exchange Agreement is hereby amended and restated in its entirety to read as follows: “[RESERVED]”.

1.3 Governing Law. This Amendment shall be governed by and construed in accordance with the laws of the State of Delaware (other than the laws regarding choice of laws and conflicts of laws that would apply the substantive laws of any other jurisdiction) as to all matters, including matters of validity, construction, effect, performance and remedies.

1.4 Interpretation.  The headings contained in this Amendment are solely for the purpose of reference, are not part of the agreement of the parties hereto and shall not in any way affect the meaning or interpretation of this Amendment.

1.5 Severability. If any term or other provision of this Amendment is invalid, illegal or incapable of being enforced by any applicable rule of law or public policy, all other conditions and provisions of this Amendment shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Amendment so as to effect the original intent of the parties hereto as closely as possible in an acceptable manner to the end that transactions contemplated hereby are fulfilled to the extent possible.

1.6 Counterparts.  This Amendment may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.  Delivery of an executed counterpart of a signature page to this Amendment by facsimile or portable document format shall be effective as delivery of a manually executed counterpart to this Amendment.

1.7 Effect of Amendment. This Amendment shall become effective and binding upon all parties to the Exchange Agreement upon execution hereof by IBGI, IBG Holdings and IBG LLC.  Except as expressly set forth herein, the amendments provided herein shall not by implication or otherwise alter, modify, amend or in any way affect any of the terms, conditions, obligations, covenants or agreements contained in the Exchange Agreement.  Except as expressly amended hereby, the Exchange Agreement shall continue in full force and effect in accordance with the provisions thereof.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the date first above written.

INTERACTIVE BROKERS GROUP, INC.

By:	/s/ Earl H. Nemser
Name:	Earl H. Nemser
Title:	Vice Chairman and Director

IBG HOLDINGS LLC

By:	/s/ Thomas Peterffy
Name:	Thomas Peterffy
Title:	Managing Member

IBG LLC

By:	/s/ Paul J. Prody
Name:	Paul J. Brody
Title:	Chief Financial Officer

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